EXHIBIT 23.3

                                     [LOGO]

                               DIXON HUGHES PLLC
                    Certified Public Accountants and Advisors


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM


The Board of Directors
Limco-Piedmont Inc. and Subsidiaries


We consent to the use in this Amendment No.1 to Registration Statement on Form S-1 of Limco-Piedmont Inc. of our report dated March 18, 2005 with respect to the 2004 and 2003 financial statements of Piedmont Aviation Component Services, LLC, and to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Dixon Hughes PLLC

High Point, North Carolina
June 1, 2007